Exhibit 99.2

101 Main St.
P.O. Box 1628
Lafayette, IN 47902
(765) 742-1064

www.LSBANK.com
lsbmail@LSBANK.com

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Randolph F. Williams
President/CEO
(765) 742-1064
Fax: (765) 429-5932

Lafayette, IN - Monday, January 29, 2007

LSB Financial Corporation Announces Payment of Cash Dividend

LSB Financial Corp., (NASDAQ:LSBI), (the “Company”), the parent company of Lafayette Savings Bank, FSB, announced today that it will pay a quarterly dividend of $0.20 per share to shareholders of record as of the close of business on February 9, 2007, with a payment date of March 2, 2007. This represents an increase of $0.03 or 17.6% over last quarter.

LSB president and CEO, Randolph F. Williams stated, “We are pleased to be able to announce this increase in our quarterly cash dividend. We have worked diligently to build equity and secure a solid financial footing for the bank. Our local economy continues to be solid and demonstrates strength and moderate growth. We consider our existing equity base adequate to sustain us for the immediate future.”

The closing price of LSB stock on January 26, 2007 was $25.50 per share as reported by the NASDAQ National Market.

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